UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 1, 2004

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.	Other Events and Required FD Disclosure.

OSI Systems, Inc. (the “Registrant”) today announced that it closed a private placement (the “Private Placement”) of 1,500,000 shares of common stock resulting in net proceeds of approximately $31.0 million. As part of the transaction, the Registrant issued to the investors warrants to purchase an aggregate of 337,500 additional shares of common stock at an exercise price of $27.73 per share. The Registrant also agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission for purposes of registering the resale of the common stock and the shares of common stock issuable upon exercise of the warrants issued in the Private Placement. The proceeds will be used for general corporate purposes and working capital needs.

The common stock was issued to the investors pursuant to an exemption provided by section 4(2) of the Securities Act of 1933, as amended.

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired. None

(b) Pro Forma Financial Information. None.

(c) Exhibits.

4.1	Securities Purchase Agreement, dated June 1, 2004

4.2	Registration Rights Agreement, dated June 1, 2004

4.3	Smithfield Warrant, dated June 1, 2004

4.4	Mainfield Warrant, dated June 1, 2004

4.5	Cranshire Warrant, dated June 1, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

Date: June 2, 2004	By:	/s/ Victor Sze

		Name:	Victor Sze
		Title:	Secretary and General Counsel

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